EXHIBIT 23.2


                        Consent of KPMG Peat Marwick LLP



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                                  EXHIBIT 23.2
                                  ------------
                       [Consent of KPMG Peat Marwick LLP]



                          Independent Auditors' Consent




The Board of Directors
Astoria Financial Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Astoria Financial Corporation of our report dated January 22, 1998, relating to the consolidated statements of financial condition of Astoria Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10- K, as amended on Form 10-K/A, of Astoria Financial Corporation.


                                                    /s/ KPMG Peat Marwick LLP
                                                    -------------------------
                                                        KPMG Peat Marwick LLP

New York, New York
September 30, 1998